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                                                                      EXHIBIT 21


                                  BIOGEN, INC.
                                  Subsidiaries



Name                                                  Jurisdiction of Incorporation
----                                                  -----------------------------

Biogen Canada, Inc.                                   Delaware
Bio Holding I, Inc.                                   Delaware
Bio Holding II, Inc.                                  Delaware
Biogen Realty Corporation                             Massachusetts
Biogen Realty Limited Partnership                     Massachusetts
Biogen Technologies, Inc.                             Delaware
Biogen Belgium S.A./NV                                Belgium
Biogen B.V.                                           The Netherlands
Biogen France S.A.                                    France
Biogen GmbH                                           Austria
Biogen GmbH                                           Germany
Biogen International B.V.                             The Netherlands
Biogen Limited                                        United Kingdom
Biotech Manufacturing CV                              The Netherlands
Biotech Manufacturing Limited                         Channel Islands
Biogen Norway AS                                      Norway
Biogen Sweden AB                                      Sweden
Biogen (Denmark) A/S                                  Denmark
Biogen Finland Oy                                     Finland
Biogen Foreign Sales Company, Ltd.                    Barbados